UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2010

Aware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

(781) 276-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 3.03. Material Modification to Rights of Security Holders

On October 2, 2001, we entered into a Rights Agreement, which generally provides that any person who or which, together with all affiliates of such person, beneficially owns 15% or more of our common stock then outstanding is an "Acquiring Person" for purposes of the Rights Agreement.

On September 6, 2007, our Board of Directors determined that it would be advisable to amend the Rights Agreement to exempt John S. Stafford, Jr., John S. Stafford, III, James M. Stafford and their respective affiliates and associates from the definition of “Acquiring Person” in the Rights Agreement.  Accordingly, on September 6, 2007, we executed Amendment No. 1 to the Rights Agreement with Computershare Trust Company, N.A., to implement this amendment.

On June 1, 2010, our Board of Directors determined that it would be advisable to amend the Rights Agreement to exempt also, Susan Yang Stafford, the wife of John S. Stafford, Jr., and her affiliates and associates, from the definition of “Acquiring Person” in the Rights Agreement.  Accordingly, on June 1, 2010, we executed Amendment No. 2 to the Rights Agreement with Computershare Trust Company, N.A. , to implement this amendment and to make certain other ministerial changes to the Rights Agreement.   The other provisions of the Rights Agreement continue in full force as set forth therein and were not affected in any way by the amendment.

A copy of the amendment is attached as exhibit 4.1 to this current report and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

No financial statements are required to be filed as part of this Report.  The following exhibits are filed as part of this report:

(c) EXHIBITS.

Number	Description
4.1	Amendment No. 2 to Rights Agreement dated June 1, 2010 by and between Aware, Inc. and Computershare Trust Company, N.A.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

By:/s/ Edmund C. Reiter
Edmund C. Reiter
President and Chief Executive Officer
Date: June 2, 2010

EXHIBIT INDEX
Number	Description
4.1	Amendment No. 2 to Rights Agreement dated June 1, 2010, by and between Aware, Inc. and Computershare Trust Company, N.A.